Exhibit 99.1

News Release
nVent Announces Fourth Quarter and Full-Year 2020 Financial Results
Strong cash flow with sales improving sequentially across all three segments
•Fourth quarter reported sales of $521 million were down 8%; Organic sales down 11%. Full-year reported sales of $2.0 billion
•Fourth quarter reported EPS of $0.28; Adjusted EPS of $0.43. Full-year reported EPS of $(0.28); Adjusted EPS of $1.50
•Full-year Cash Flows from Operations of $344 million; $306 million of Free Cash Flow
•Record 53 new product launches and significant digital advancements
•Company issues full-year 2021 reported EPS guidance of $1.27 to $1.37; Adjusted EPS of $1.58 to $1.68

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – February 9, 2021 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the fourth quarter and full-year 2020 and provided guidance for the first quarter and full-year 2021.
"I could not be more proud of our entire global workforce and what we accomplished. 2020 was a year that none of us could have imagined. Our number one priority was the safety and well-being of our employees. Our team remained committed to serving our customers and often went to extraordinary measures to make that happen," said Beth Wozniak, nVent's chief executive officer. "During the year we continued to execute on our strategy. A few of our key accomplishments include a record number of new product and digital launches as well as our first ever Social Responsibility report reflecting our commitment to driving progress for our people, our products and our planet."
"Fourth quarter results continue to reflect our strong execution. Throughout the year we improved our decrementals, delivered over $70 million in cost reductions and delivered strong cash flow. Sales improved sequentially across all segments, we saw improved orders exiting the year and we are more confident than ever that we are well-positioned to emerge stronger."

Fourth quarter sales of $521 million were down 8 percent relative to the fourth quarter 2019 and declined 11 percent organically, which excludes the impact from currency fluctuations and acquisitions. Fourth quarter 2020 earnings per diluted share (“EPS”) were $0.28, while on an adjusted basis, the company had EPS of $0.43. Full-year sales of $2.0 billion were down 9 percent relative to full-year 2019. Eldon and WBT contributed approximately $84 million in sales for the year. Full-year 2020 EPS were $(0.28), while on an adjusted basis, the company had EPS of $1.50. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Fourth quarter 2020 operating income was $74 million, down from $83 million in the fourth quarter of 2019. On an adjusted basis, segment income of $97 million was down from $109 million in the fourth quarter of 2019. Full-year 2020 operating income was $38 million versus $333 million in 2019. On an adjusted basis, segment income was $348 million, down from $424 million in full-year 2019.
nVent had net cash provided by operating activities of $140 million in the fourth quarter and free cash flow of $126 million, which is approximately 175 percent of adjusted net income. Full-year net cash provided by operating activities was $344 million and free cash flow was $306 million. The company delivered full-year free cash flow of approximately 120 percent of adjusted net income.

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FOURTH QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$521	$567	-8%
Organic			-11%
Operating Income	$74	$83	-10%
Reported ROS	14.3%	14.6%
Segment Income	$97	$109	-11%
Adjusted ROS	18.6%	19.2%	-60 bps

Enclosures
	Three months ended
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$230	$256	-10%
Organic			-12%
ROS	15.4%	15.6%	-20 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$147	$142	4%
Organic			-1%
ROS	28.0%	25.1%	290 bps

Thermal Management
	Three months ended
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$143	$169	-15%
Organic			-17%
ROS	23.5%	27.9%	-440 bps

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FULL-YEAR PERFORMANCE ($ in millions)

nVent Electric plc
	Full-Year
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$1,999	$2,204	-9%
Organic			-13%
Operating Income	$38	$333	-88%
Reported ROS	1.9%	15.1%
Segment Income	$348	$424	-18%
Adjusted ROS	17.4%	19.3%	-190 bps

Enclosures
	Full-Year
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$953	$1,034	-8%
Organic			-15%
ROS	15.6%	17.5%	-190 bps

EFS
	Full-Year
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$569	$580	-2%
Organic			-5%
ROS	26.4%	25.8%	60 bps

Thermal Management
	Full-Year
	December 31, 2020	December 31, 2019	% / point change
Net Sales	$477	$591	-19%
Organic			-19%
ROS	19.7%	24.6%	-490 bps

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GUIDANCE FOR FULL-YEAR AND FIRST QUARTER 2021
The company is introducing 2021 sales guidance of up 4 to 8 percent, which represents a range of a 3 to 6 percent increase in organic sales versus the prior year. The company expects full-year 2021 EPS on a GAAP basis of $1.27 to $1.37 and $1.58 to $1.68 on an adjusted basis.
In addition, the company estimates reported sales for the first quarter of 2021 to be in the range of down 7 to 2 percent, which represents a 9 to 4 percent decrease on an organic basis. The company estimates first quarter 2021 EPS on a GAAP basis of $0.24 to $0.28 and adjusted EPS of $0.32 to $0.36.
DIVIDENDS
nVent previously announced on September 28, 2020 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, which was paid during the fourth quarter on November 6, 2020. nVent also announced on December 14, 2020 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, paid during the first quarter on February 5, 2021.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s fourth quarter and full-year performance on a conference call with analysts and investors at 8:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (https://investors.nvent.com). To participate, please dial 855-493-3495 or 720-405-2160 along with conference number 8944616 approximately ten minutes before the 8:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through midnight on March 23, 2021 by dialing 855-859-2056 or 404-537-3406, along with the above conference number.

About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
J.C. Weigelt
Vice President, Investor Relations
nVent
763.204.7750
JC.Weigelt@nVent.com

Media Contact
Jill Saletta
Vice President, Communications
nVent
763.204.7771
Jill.Saletta@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$521.2	$566.7	$1,998.6	$2,204.0
Cost of goods sold	324.2	347.1	1,249.2	1,338.2
Gross profit	197.0	219.6	749.4	865.8
% of net sales	37.8%	38.8%	37.5%	39.3%
Selling, general and administrative	112.2	125.1	447.0	484.5
% of net sales	21.5%	22.1%	22.4%	22.0%
Research and development	10.4	12.0	43.5	48.2
% of net sales	2.0%	2.1%	2.2%	2.2%
Impairment of goodwill and trade names	—	—	220.5	—
Operating income	74.4	82.5	38.4	333.1
% of net sales	14.3%	14.6%	1.9%	15.1%
Net interest expense	8.6	10.7	36.4	44.7
Other expense	9.3	28.2	11.5	31.0
Income before income taxes	56.5	43.6	(9.5)	257.4
Provision (benefit) for income taxes	9.4	(1.9)	37.7	34.7
Effective tax rate	16.6%	(4.4%)	(396.8%)	13.5%
Net income	$47.1	$45.5	$(47.2)	$222.7
Earnings per ordinary share
Basic	$0.28	$0.27	$(0.28)	$1.30
Diluted	$0.28	$0.27	$(0.28)	$1.29
Weighted average ordinary shares outstanding
Basic	168.6	169.4	169.6	171.6
Diluted	169.4	170.6	169.6	173.0
Cash dividends paid per ordinary share	$0.175	$0.175	$0.70	$0.70

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2020	December 31, 2019
In millions
Assets
Current assets
Cash and cash equivalents	$122.5	$106.4
Accounts and notes receivable, net	313.8	334.3
Inventories	235.2	244.7
Other current assets	92.9	113.3
Total current assets	764.4	798.7
Property, plant and equipment, net	289.4	284.5
Other assets
Goodwill	2,098.2	2,279.1
Intangibles, net	1,105.5	1,160.5
Other non-current assets	108.6	117.5
Total other assets	3,312.3	3,557.1
Total assets	$4,366.1	$4,640.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$20.0	$17.5
Accounts payable	171.1	187.1
Employee compensation and benefits	70.4	71.9
Other current liabilities	188.5	185.7
Total current liabilities	450.0	462.2
Other liabilities
Long-term debt	928.0	1,047.1
Pension and other post-retirement compensation and benefits	237.9	207.2
Deferred tax liabilities	230.1	237.8
Other non-current liabilities	110.3	93.5
Total liabilities	1,956.3	2,047.8
Equity	2,409.8	2,592.5
Total liabilities and equity	$4,366.1	$4,640.3

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended
In millions	December 31, 2020	December 31, 2019
Operating activities
Net income	$(47.2)	$222.7
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	38.4	35.4
Amortization	64.2	61.4
Deferred income taxes	(2.9)	(24.6)
Share-based compensation	13.9	16.1
Impairment of goodwill and trade names	220.5	—
Pension and other post-retirement expense	17.2	36.5
Pension and other post-retirement contributions	(6.8)	(5.8)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	28.3	26.6
Inventories	18.3	0.9
Other current assets	21.5	10.2
Accounts payable	(18.6)	(7.9)
Employee compensation and benefits	(4.2)	(6.6)
Other current liabilities	1.5	(16.9)
Other non-current assets and liabilities	(0.1)	(11.7)
Net cash provided by (used for) operating activities	344.0	336.3
Investing activities
Capital expenditures	(40.0)	(38.8)
Proceeds from sale of property and equipment	2.0	6.3
Acquisitions, net of cash acquired	(27.0)	(127.8)
Net cash provided by (used for) investing activities	(65.0)	(160.3)
Financing activities
Net receipts (repayments) of revolving credit facility	(100.0)	134.6
Repayments of long-term debt	(17.5)	(14.1)
Dividends paid	(119.0)	(120.7)
Shares issued to employees, net of shares withheld	7.2	9.5
Repurchases of ordinary shares	(43.2)	(235.7)
Net cash provided by (used for) financing activities	(272.5)	(226.4)
Effect of exchange rate changes on cash and cash equivalents	9.6	(2.2)
Change in cash and cash equivalents	16.1	(52.6)
Cash and cash equivalents, beginning of period	106.4	159.0
Cash and cash equivalents, end of period	$122.5	$106.4

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$258.5	$219.3	$244.7	$230.4	$952.9
Electrical & Fastening Solutions	141.9	132.1	147.7	147.4	569.1
Thermal Management	120.5	95.8	116.9	143.4	476.6
Total	$520.9	$447.2	$509.3	$521.2	$1,998.6
Segment income (loss)
Enclosures	$40.9	$28.2	$44.0	$35.4	$148.5
Electrical & Fastening Solutions	33.5	34.7	40.7	41.3	150.2
Thermal Management	20.3	14.4	25.5	33.7	93.9
Other	(13.2)	(9.0)	(9.3)	(13.5)	(45.0)
Total	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales
Enclosures	15.8%	12.9%	18.0%	15.4%	15.6%
Electrical & Fastening Solutions	23.6%	26.3%	27.6%	28.0%	26.4%
Thermal Management	16.8%	15.0%	21.8%	23.5%	19.7%
Total	15.6%	15.3%	19.8%	18.6%	17.4%

	2019
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$255.5	$260.0	$262.6	$255.7	$1,033.8
Electrical & Fastening Solutions	137.4	150.7	149.6	141.9	579.6
Thermal Management	145.1	128.8	147.6	169.1	590.6
Total	$538.0	$539.5	$559.8	$566.7	$2,204.0
Segment income (loss)
Enclosures	$45.6	$48.2	$47.6	$39.9	$181.3
Electrical & Fastening Solutions	31.2	41.6	41.3	35.6	149.7
Thermal Management	34.3	25.3	38.5	47.2	145.3
Other	(14.9)	(10.3)	(12.8)	(14.0)	(52.0)
Total	$96.2	$104.8	$114.6	$108.7	$424.3
Return on sales
Enclosures	17.8%	18.5%	18.1%	15.6%	17.5%
Electrical & Fastening Solutions	22.7%	27.6%	27.6%	25.1%	25.8%
Thermal Management	23.6%	19.6%	26.1%	27.9%	24.6%
Total	17.9%	19.4%	20.5%	19.2%	19.3%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of adjustments (Unaudited)

	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$520.9	$447.2	$509.3	$521.2	1,998.6
Operating income (loss)	60.3	45.3	(141.6)	74.4	38.4
% of net sales	11.6%	10.1%	(27.8%)	14.3%	1.9%
Adjustments:
Restructuring and other	4.3	6.2	5.4	6.1	22.0
Acquisition transaction and integration costs	0.9	0.8	0.5	0.3	2.5
Intangible amortization	16.0	16.0	16.1	16.1	64.2
Impairment of goodwill	—	—	212.3	—	212.3
Impairment of trade names	—	—	8.2	—	8.2
Segment income	$81.5	$68.3	$100.9	$96.9	$347.6
Return on sales	15.6%	15.3%	19.8%	18.6%	17.4%

Net income (loss) - as reported	$18.6	$25.8	$(138.7)	$47.1	$(47.2)
Adjustments to operating income (loss)	21.2	23.0	242.5	22.5	309.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.7	8.7
Income tax adjustments	18.3	0.2	(27.7)	(5.5)	(14.8)
Net income - as adjusted	$58.1	$49.0	$76.1	$72.8	$255.9
Diluted earnings (loss) per ordinary share
Diluted earnings (loss) per ordinary share - as reported	$0.11	$0.15	$(0.82)	$0.28	$(0.28)
Adjustments	0.23	0.14	1.27	0.15	1.78
Diluted earnings per ordinary share - as adjusted	$0.34	$0.29	$0.45	$0.43	$1.50
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2019 excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$538.0	$539.5	$559.8	$566.7	$2,204.0
Operating income	77.5	87.0	86.1	82.5	333.1
% of net sales	14.4%	16.1%	15.4%	14.6%	15.1%
Adjustments:
Restructuring and other	3.6	2.7	11.2	6.7	24.2
Acquisition transaction and integration costs	—	—	1.9	0.5	2.4
Intangible amortization	15.1	15.1	15.4	15.8	61.4
Inventory step-up amortization	—	—	—	3.2	3.2
Segment income	$96.2	$104.8	$114.6	$108.7	$424.3
Return on sales	17.9%	19.4%	20.5%	19.2%	19.3%

Net income - as reported	$56.4	$60.9	$59.9	$45.5	$222.7
Adjustments to operating income	18.7	17.8	28.5	26.2	91.2
Pension and other post-retirement mark-to-market loss	—	—	—	27.3	27.3
Income tax adjustments	(5.6)	(3.3)	(4.6)	(19.3)	(32.8)
Net income - as adjusted	$69.5	$75.4	$83.8	$79.7	$308.4
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.32	$0.35	$0.35	$0.27	$1.29
Adjustments	0.07	0.09	0.14	0.20	0.49
Diluted earnings per ordinary share - as adjusted	$0.39	$0.44	$0.49	$0.47	$1.78
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of 2021 adjustments (Unaudited)

In millions, except per-share data	Forecast (1)
	First Quarter	Full Year
Net income - as reported	$44	$225
Intangible amortization	16	64
Income tax adjustments	(3)	(11)
Net income - as adjusted	$57	$278
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.24 - $0.28	$1.27 - $1.37
Adjustments	0.08	0.31
Diluted earnings per ordinary share - as adjusted	$0.32 - $0.36	$1.58 - $1.68
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2020 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	(10.5)%	1.8%	0.7%	(8.0)%	(13.3)%	0.2%	3.8%	(9.3)%
Enclosures	(11.7)%	1.8%	—%	(9.9)%	(14.7)%	0.3%	6.6%	(7.8)%
Electrical & Fastening Solutions	(0.7)%	1.7%	2.9%	3.9%	(4.5)%	0.1%	2.6%	(1.8)%
Thermal Management	(17.0)%	1.8%	—%	(15.2)%	(19.3)%	—%	—%	(19.3)%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ended March 31, 2021 and the year ended December 31, 2021 (Unaudited)

	Forecast (1)
	Q1 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	(9) - (4)%	2%	—%	(7) - (2)%	3 - 6%	1 - 2%	—%	4 - 8%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Twelve months ended
In millions	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by (used for) operating activities	$140.3	$178.8	$344.0	$336.3
Capital expenditures	(14.6)	(9.8)	(40.0)	(38.8)
Proceeds from sale of property and equipment	0.5	0.2	2.0	6.3
Free cash flow	$126.2	$169.2	$306.0	$303.8